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                                                                    EXHIBIT 23.1
                         Independent Auditors' Consent


The Board of Directors of
OpenTV Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-74026, No. 333-52180, No. 333-42892, No. 333-37196 and No. 333-102944) on
Form S-8 of OpenTV Corp. and subsidiaries of our report dated February 16, 2004, with respect to the consolidated balance sheets of OpenTV Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of OpenTV Corp. and subsidiaries.

Our report dated February 16, 2004 refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002, as more fully described in Note 2 to the consolidated financial statements.



                                                      /s/  KPMG LLP

San Francisco, California
March 12, 2004